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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COPANO ENERGY, L.L.C.
(Exact Name of Registrant as Specified in its Charter)

Delaware	51-0411678
(State of Incorporation or Organization)	(IRS Employer Identification No.)
2727 Allen Parkway, Suite 1200 Houston, Texas 77019 (Address of Principal Executive Offices and zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-117825.

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Units representing limited liability company interests	Nasdaq National Market

EXPLANATORY NOTE

        This Registration Statement on Form 8-A replaces and supercedes in its entirety the Registration Statement on Form 8-A filed by Copano Energy, L.L.C., a Delaware limited liability company (the "Registrant"), on October 22, 2004. This Registration Statement on Form 8-A is being filed to register securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        A description of common units representing limited liability company interests in the Registrant is set forth under the captions "Summary," "Cash Distribution Policy," "Description of the Common Units," "The Limited Liability Company Agreement" and "Material Tax Consequences" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-117825) (the "Form S-1 Registration Statement"), initially filed with the Securities and Exchange Commission on July 30, 2004. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

        The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.	Registrant's Form S-1 Registration Statement, as amended (Registration No. 333-117825), initially filed with the Securities and Exchange Commission on July 30, 2004 (incorporated herein by reference).
2.	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
3.	Certificate of Amendment to Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
4.	Form of Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COPANO ENERGY, L.L.C.
By:	/s/ JOHN R. ECKEL, JR. John R. Eckel, Jr. Chairman of the Board and Chief Executive Officer

Date: November 1, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
1.	Registrant's Form S-1 Registration Statement, as amended (Registration No. 333-117825), initially filed with the Securities and Exchange Commission on July 30, 2004 (incorporated herein by reference).
2.	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
3.	Certificate of Amendment to Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
4.	Form of Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

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EXPLANATORY NOTE
INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS